Alopexx, Inc. S-1

Exhibit 3.3

By-Laws

of

OBP ACQUISITION CORP.

1.         Offices.

1.1       Registered Office. The registered office of OBP ACQUISITION CORP., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Corporation”) shall be maintained at such location within the State of Delaware as shall be designated in the Certificate of Incorporation of the Corporation (as amended from time-to-time, the “Certificate of Incorporation”), subject to change from time-to-time as the Board of Directors shall designate in accordance with all applicable provisions of the General Corporation Law of the State of Delaware (the “GCL”). The Corporation shall maintain in and in charge of any such registered office an agent, as shall be designated in the Certificate of Incorporation and subject to change from time-to-time as the Board of Directors shall designate in accordance with all applicable provisions of the GCL, upon whom or which process against the Corporation may be served.

1.2       Other Offices. The Corporation may also maintain one or more additional offices at such other locations, either within or without the State of Delaware, as the Board of Directors from time-to-time may determine or the business of the Corporation may require.

2.         Meetings of Stockholders.

2.1       Annual Meetings. The annual meeting of the stockholders of the Corporation, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of such meeting. If any election for directors shall not be held on the day designated therefor or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the stockholders as soon thereafter as may be convenient. At such special meeting, the stockholders may elect the directors and transact any other business with the same force and effect as at an annual meeting duly called and held.

2.2       Special Meetings. Except as otherwise prescribed by law, a special meeting of the stockholders may be called at any time for any one or more purposes and shall be called by the President or Secretary upon: (a) the direction of the Board of Directors; or (b) the written request of any stockholder(s) holding of record at least ten percent (10%) of the outstanding shares of stock of the Corporation entitled to vote at such a meeting.

2.3       Place of Meetings. All meetings of the stockholders of the Corporation shall be held at the principal place of business of the Corporation or at such other place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting.

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2.4       Notice of Meetings. Except as otherwise prescribed by law, notice of each meeting of the stockholders shall be given, not less than ten (10) days nor more than sixty (60) days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by delivering a written notice thereof to each such stockholder personally, by electronic mail or facsimile transmission (in either such case, notice shall only be deemed effective upon acknowledgment of receipt by the recipient), or by mailing such notice in a postage prepaid envelope addressed to the stockholder at the stockholder’s most recent post office address set forth in the Corporation’s stockholder records. Except where expressly required by law, no publication of any notice of a meeting of stockholders shall be required. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy nor to any stockholder who shall, in person or by proxy, waive notice in writing of any meeting, whether before or after such meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

2.5       Quorum. At each meeting of the stockholders, the presence in person or by proxy of those stockholders holding of record a majority of the outstanding shares entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders entitled to vote who are present in person or by proxy at the time and place of any meeting or, if no stockholder entitled to vote is so present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting may adjourn the meeting from time-to-time without notice, other than an announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

2.6       Organization. At each meeting of the stockholders, the Chairperson or, in the absence of the Chairperson or if no one shall be then serving the Corporation as such, the President shall act as chairperson of the meeting; provided, however, in the absence of both the Chairperson and the President, a Vice President or, in the absence of any Vice President, a chairperson chosen by a majority-in-interest of the stockholders present in person or by proxy and entitled to vote thereat, shall act as chairperson of the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary shall act as secretary at all meetings of the stockholders; provided, however, in the absence of the Secretary and any Assistant Secretary, the chairperson may appoint any person to act as secretary of the meeting.

2.7       Business and Order of Business. At each meeting of the stockholders, such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise required by law or expressly provided herein. The order of business at any meeting of the stockholders shall be as determined by the chairperson, subject to the approval of a majority-in-interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereat.

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2.8       Voting.

(a)       Except where, pursuant to the provisions of Section 7.7 of these By-Laws, a date shall have been fixed as a record date for the determination of the stockholders entitled to vote at any meeting of the stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the Corporation having voting rights registered in the stockholder’s name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting was given or, if no notice was given, on the day next preceding the day on which the meeting is held. Any stockholder entitled to vote may vote in person or by proxy in writing; provided, however, no proxy shall be valid after eleven (11) months after the date of its execution unless otherwise provided therein. The presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

(b)       Except as otherwise expressly regulated by law, the Certificate of Incorporation, or these By-Laws, all matters to be voted on at each meeting of the stockholders shall be decided by a majority of the votes cast by the holders of shares entitled to vote thereon.

(c)       The Board of Directors, in advance of any meeting of the stockholders, or the chairperson of the meeting, at such meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof, but no inspectors need be appointed unless expressly requested at the meeting by a stockholder entitled to vote thereat.

2.9       List of Stockholders. The Secretary, or such other officer of the Corporation who shall have charge of the share record books of the Corporation, shall make and certify, prior to any meeting of the stockholders or any adjournment thereof, a full, true, and complete list, in alphabetical order, of all the stockholders entitled to vote thereat and the post office address of and the number of shares held by each. Such list shall be produced at the time and place of the meeting and shall be subject to the inspection of any stockholder for the duration of the meeting.

2.10     Action by Stockholders Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders under any provisions of the GCL, the Certificate of Incorporation, or these By-Laws may be taken without a meeting if: (a) all of the stockholders entitled to vote thereon consent in writing to such action being taken or (b) subject to the applicable provisions of the GCL, the stockholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the stockholders entitled to vote thereon were present and voting shall consent in writing to such action being taken. Whenever any action is so taken, the consent of the stockholders thereto shall be filed with the minutes of proceedings of the stockholders of the Corporation.

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3.         Board of Directors.

3.1       General Powers. The property, affairs, and business of the Corporation shall be managed by the Board of Directors.

3.2       Number, Qualifications, and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be as determined from time-to-time by the Board of Directors. Each director, at the time of election, shall be at least eighteen (18) years of age, but need not be a stockholder of the Corporation. The directors shall be elected annually at the annual meeting of the stockholders and each director shall hold office until the earliest to occur of his or her: (a) successor having been elected and qualified, (b) death, (c) resignation in the manner set forth in Section 3.13 of these By-Laws, or (d) removal in the manner set forth in Section 3.14 of these By-Laws. Any director elected to fill a vacancy in the Board of Directors shall be deemed elected for the unexpired portion of the term of such director’s predecessor on the Board of Directors.

3.3       Election of Directors. At each meeting of the stockholders for the election of directors, the directors shall be chosen by a plurality of the votes cast at such election by the holders of shares entitled to vote thereon. At all elections of directors, including elections to fill vacancies in the Board of Directors, each stockholder entitled to vote shall have the right to vote the number of shares held by such stockholder for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote. The vote for directors need not be by ballot unless demanded by a stockholder entitled to vote thereon at the election and before the voting begins.

3.4       Annual Meetings. Each annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders at such place as the Board of Directors may fix and, if so held, no notice of such meeting need be given.

3.5       Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall instead be held at the same place at the same hour on the next succeeding business day that is not a legal holiday. Notice of regular meetings need not be given.

3.6       Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairperson, the President, or any one (1) director. Notice of each such meeting shall be delivered to the directors at their residences or usual places of business by the Secretary or the person calling the meeting: (a) by mail at least five (5) days before the day on which the meeting is to be held; or (b) by personal delivery, telephone, electronic mail, facsimile transmission, or the equivalent no later than the day preceding the day on which the meeting is to be held; provided, however, in the event of an emergency, the Chairperson or the President may direct that shorter notice of any special meeting be given personally or by telephone, electronic mail, facsimile transmission, or the equivalent. Neither the business to be transacted nor the purpose of the meeting need be specified in the notice. Notice of any meeting of the Board of Directors need not be given if waived, either before or after such meeting, in writing or by electronic mail, facsimile transmission, or the equivalent or, if present, at the meeting. Any meeting of the Board of Directors at which all the directors shall be present shall be a legal meeting notwithstanding any failure to give notice thereof.

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3.7       Place of Meeting. Meetings of the Board of Directors may be held at such places within or without the State of Delaware as the Board of Directors from time-to-time may designate.

3.8       Quorum and Manner of Acting. A majority of the directors shall be required to constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting while a quorum is present shall be an act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time-to-time until a quorum be had. Notice of any adjourned meeting shall be given in the same manner as notice of any special meeting. The directors shall act only as a board and no individual director shall have power to act as such.

3.9       Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing and such written consent is filed with the minutes of the proceedings of the Board of Directors. Each such consent shall have the same effect as a unanimous vote of the Board of Directors for all purposes and may be stated as such in any certificate or other document filed with any governmental office.

3.10     Participating in a Meeting by Telephone. Any or all directors or committee members may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

3.11     Organization. At each meeting of the Board of Directors, the Chairperson or, in the absence of the Chairperson or if no one shall be then serving the Corporation as such, the President shall act as chairperson of the meeting; provided, however, in the absence of both the Chairperson and the President, a Vice President or, in the absence of any Vice President, a chairperson chosen by a majority of the directors present shall act as chairperson of the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting; provided, however, in the absence of the Secretary and any Assistant Secretary, the chairperson may appoint any person to act as secretary of the meeting.

3.12     Order of Business. At all meetings of the Board of Directors, business may be transacted in such order as the chairperson of the meeting may determine.

3.13     Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairperson, the President, or the Secretary. Such resignation shall take effect at the time specified in the resignation notice or, if not so specified, at the time notice is given and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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3.14     Removal of Directors. Any director may be removed at any time, with or without cause, by majority vote the stockholders at any meeting of the stockholders and the vacancy in the Board of Directors caused thereby may be filled by the stockholders at the same meeting by a plurality of the votes cast in accordance with Section 3.3 hereof.

3.15     Vacancies. Any vacancy in the Board of Directors, whether caused by death, resignation, removal, disqualification, an increase in the number of directors, or otherwise, may be filled by the Board of Directors and each director so elected shall hold office for a term to expire at the earlier of the next annual meeting of the stockholders or until a successor shall have been elected and qualified. In the event all of the directors shall die, resign, be removed, or be disqualified, any stockholder may call a special meeting of the stockholders, upon notice given as provided in these By-Laws for special meetings of the stockholders, at which directors for each unexpired term may be elected.

3.16     Compensation. The directors shall receive such compensation for their services as directors and such allowances for traveling and related expenses for attendance at meetings of the Board of Directors as may be determined by the Board of Directors. The foregoing shall not be construed as prohibiting the payment of compensation to any person who is a director for services rendered to the Corporation in any other capacity.

3.17     Committees. The Board of Directors may appoint from among its members an executive committee or one or more other committees, each of which shall have and may exercise all the authority of the Board of Directors, except as and to the extent expressly prohibited by statute. All meetings and other proceedings of any such committee shall be regulated by the corresponding requirements applicable to the Board of Directors set forth in these By-Laws.

3.18     Indemnification of Directors, Officers, and Others. The Corporation shall indemnify each director, officer, employee, and other corporate agent in the manner and pursuant to Section 145 of the GCL, subject, however, to Article 6 of these By-Laws.

3.19     Loans to Officers or Employees. The Board of Directors may direct the Corporation to lend money to, guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any of its affiliates, whether or not such officer or employee is also a director of the Corporation, whenever, in the judgment of the Board of Directors, such loan, guarantee, or assistance may reasonably be expected to benefit the Corporation; provided, however, if such loan, guarantee, or other assistance is to be given to or for the benefit of an officer or employee who is also a director of the Corporation, it must first be authorized by a majority of the directors other than the prospective recipient. Such loan, guarantee, or other assistance may be made with or without interest, may be unsecured or secured (including, but not limited to, a pledge of shares of the Corporation), and may be made upon such other terms and conditions as approved by a majority of the directors other than the prospective recipient.

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4.         Officers.

4.1       Number. The officers of the Corporation shall be a President, a Treasurer, and a Secretary and, in the discretion of the Board of Directors, a Chairperson and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries, and such other officers as may be elected or appointed by the Board of Directors in accordance with the provisions of Section 4.3 of these By-Laws.

4.2       Election, Qualifications, and Terms of Office. The President, Treasurer, and Secretary shall be elected annually by the Board of Directors. Each such officer shall hold office until a successor shall have been elected and qualified or until such officer’s earlier death, resignation, or removal in the manner provided in these By-Laws. Any person may hold more than one (1) office.

4.3       Other Officers. The Board of Directors from time-to-time may elect such other officers (including any Chairperson, Vice President, Assistant Treasurer, and Assistant Secretary) and appoint such agents and employees as and when it may deem necessary or proper. Such officers, agents, and employees shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws or as the Board of Directors may from time-to-time prescribe.

4.4       Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt of the notice thereof by the Board of Directors or the officer to whom it is delivered.

4.5       Removal. Any officer may be removed, with or without cause, by the Board of Directors.

4.6       Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled for the unexpired portion of the term by and in the discretion of the Board of Directors.

4.7       President. The President shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the President shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. In the absence of a Chairperson or if no one shall be then serving the Corporation as such, the President shall, if present, preside at all meetings of stockholders and at all meetings of the Board of Directors. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and may sign, with any other officer thereunto authorized, share certificates of the Corporation, the issuance of which shall have been duly authorized by the Board of Directors, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in those instances where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time-to-time, the President shall report to the Board of Directors all matters within the President’s knowledge which the interests of the Corporation may require to be brought to its attention. The President shall also perform such other duties as are granted by these By-Laws or as from time-to-time may be assigned by the Board of Directors.

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4.8       Secretary. The Secretary shall: (a) record the proceedings of meetings of the stockholders and Board of Directors in a book or books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by the GCL; (c) be custodian of the records and of the seal of the Corporation (if any) and cause such seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (d) see that the lists, books, reports, statements, certificates, and other documents and records required by the GCL are properly kept and filed; (e) have charge of the share record books of the Corporation and cause the same to be kept in such manner as to show at any time the amount of shares of the Corporation issued and outstanding, the names and addresses of the holders of record thereof, the number of shares held by each, and the date when each became such holder of record; (f) perform the duties required of the office under Section 2.9 of these By-Laws; (g) sign (unless the Treasurer or any Assistant Treasurer or Assistant Secretary shall sign) certificates representing shares of the Corporation, the issuance of which shall have been duly authorized; and (h) in general, perform all duties incident to the office of Secretary and such other duties as are granted by these By-Laws or as from time-to-time may be assigned by the Board of Directors or the President.

4.9       Treasurer. The Treasurer shall: (a) have charge of and supervision over and be responsible for the funds, securities, receipts, and disbursements of the Corporation; (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositories, as shall be selected in accordance with Section 5.3 of these By-Laws or to be otherwise dealt with in such manner as the Board of Directors may direct; (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed; (d) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all transactions undertaken by him or her as Treasurer; (e) cause to be kept, at the principal office of the Corporation or at such other office (within or without the State of Delaware) as shall be designated by the Board of Directors, correct books of account of all its business and transactions; (f) sign (unless the Secretary or any Assistant Secretary or Assistant Treasurer shall sign) certificates representing shares of the Corporation, the issuance of which shall have been duly authorized; and (g) in general, perform all duties incident to the office of Treasurer and such other duties as are granted by these By-Laws or as from time-to-time may be assigned by the Board of Directors or the President.

4.10     Chairperson. The Chairperson, if one shall have been elected and is present, shall preside at all meetings of stockholders and at all meetings of the Board of Directors.

4.11     Vice Presidents. In the absence of the President, the Board of Directors may designate any then-incumbent Vice President or any other individual to perform any or all of the duties of the President, who, when so acting, shall have all the powers of and be subject to all restrictions imposed on the President by these By-Laws or otherwise by the Board of Directors. Each Vice President shall perform such other duties as are granted by these By-Laws or as from time-to-time may be assigned by the Board of Directors or the President.

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4.12     Assistant Secretaries. In the absence of the Secretary, the Board of Directors may designate any then-incumbent Assistant Secretary or any other individual to perform any or all of the duties of the Secretary, who, when so acting, shall have all the powers of and be subject to all restrictions imposed on the Secretary by these By-Laws or otherwise by the Board of Directors. Each Assistant Secretary shall perform such other duties as are granted by these By-Laws or as from time-to-time may be assigned by the Board of Directors or the President.

4.13     Assistant Treasurers. In the absence of the Treasurer, the Board of Directors may designate any then-incumbent Assistant Treasurer or any other individual to perform any or all of the duties of the Treasurer, who, when so acting, shall have all the powers of and be subject to all restrictions imposed on the Treasurer by these By-Laws or otherwise by the Board of Directors. Each Assistant Treasurer shall perform such other duties as are granted by these By-Laws or as from time-to-time may be assigned by the Board of Directors or the President.

4.14     Salaries. The salaries of the officers of the Corporation shall be fixed from time-to-time by the Board of Directors. No officer shall be prevented from receiving any salary by reason of the fact that such officer is also a director of the Corporation.

4.15     Surety Bonds. In the event the Board of Directors shall so require, each officer or agent of the Corporation shall execute a bond to the Corporation, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of such officer’s or agent’s duties.

5.         Contracts and Financial Matters.

5.1       Execution of Contracts. The President or any Vice President, subject to the approval of the Board of Directors, may enter into any contract and execute and deliver any instrument in the name and on behalf of the Corporation. Such authorization may be general or confined to specific instances.

5.2       Checks and Drafts. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation as shall be thereunto so authorized from time-to-time by resolution of the Board of Directors.

5.3       Deposits. All funds of the Corporation not otherwise employed shall be deposited from time-to-time to its credit in each such bank, trust company, or other depository as the Board of Directors may select or as may be selected by any officer or agent authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any duly authorized depository shall be made in such manner as the Board of Directors from time-to-time may determine.

5.4       General and Special Bank Accounts. The Board of Directors may, from time-to-time, authorize the opening and keeping of any general and special bank account with any bank, trust company, or other depository as it may designate and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

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5.5       Loans. No loans or advances shall be contracted on behalf of the Corporation nor shall any negotiable paper be issued in its name unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may effect loans and advances on behalf of the Corporation and, in connection therewith, may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate, or transfer, as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, bonds, other securities, and other personal property at any time held by the Corporation and, to that end, may endorse, assign, and deliver any instrument reflecting same and do every act and thing necessary or proper in connection therewith.

5.6       Proxies. Proxies to vote with respect to equity interests of other entities owned by or standing in the name of the Corporation may be executed and delivered from time-to-time on behalf of the Corporation by such person or persons as shall be thereunto authorized from time-to-time by the Board of Directors.

6.         Indemnification and Insurance.

6.1       Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit, or proceeding (each, a “Proceeding”), by reason of such person being or having been a director, officer, employee, or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger or by reason of such person being or having been a director, officer, trustee, employee, or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise (whether or not for profit), serving as such at the request of the Corporation or of any such constituent entity, or the legal representative of any such director, officer, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the GCL permitted prior to such amendment), from and against any and all reasonable costs, disbursements, and attorney’s fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such Proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee, or agent and shall inure to the benefit of such person’s heirs, executors, administrators, and assigns; provided, however, that, except as provided in Section 6.2 of these By-Laws, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article 6 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any Proceeding in advance of the final disposition of such Proceeding as authorized by the Board of Directors; provided, however, that, if the GCL so requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified under this Article 6 or otherwise.

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6.2       Right of Claimant to Bring Suit. If a claim made under Section 6.1 of these By-Laws is not paid in full by the Corporation within thirty (30) days after a written request has been received by the Corporation, the claimant may, at any time thereafter, apply to a court for an award of indemnification by the Corporation for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any Proceeding or in the defense of any claim, issue, or matter therein, the claimant shall also be entitled to be paid by the Corporation for any and all expenses incurred or suffered in connection with such Proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any Proceeding where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such Proceeding that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, nor the termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

6.3       Nonexclusivity of Rights. The right to indemnification and advance of expenses provided by or granted pursuant to this Article 6 shall not exclude or be exclusive of any other rights to which any person may be entitled under the Certificate of Incorporation, any other provision of these By-Laws, any agreement, vote of stockholders, or otherwise; provided, however, that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the GCL.

6.4       Insurance. The Corporation may purchase and maintain insurance on behalf of or with respect to any director, officer, employee, or agent of the Corporation, or of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any expenses incurred in any Proceeding and against any liabilities asserted against such person by reason of being or having been such a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities under the provisions of this Article 6 or otherwise.

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7.         Shares and Their Transfer.

7.1       Share Certificates. Every holder of shares of the Corporation shall be entitled to have a certificate, signed by the President (or a Vice President) and the Treasurer or the Secretary (or an Assistant Treasurer or Assistant Secretary), certifying the number of shares owned by the stockholder in the Corporation. In case any officer of the Corporation who has signed any such certificate shall cease to be such officer, for whatever cause, before the certificate shall have been delivered by the Corporation, the certificate shall be deemed to have been adopted by the Corporation unless the Board of Directors shall otherwise determine prior to the issuance and delivery thereof and may be issued and delivered as though the person who signed it had not ceased to be such officer of the Corporation. Certificates representing shares of the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the share record books of the Corporation, at the time of issuance of each certificate, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked cancelled with the date of cancellation.

7.2       Share Record Books. The share record books and the blank share certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

7.3       Addresses of Stockholders. Each stockholder shall designate to the Secretary an address to which notices of meetings and all other corporate notices may be served, delivered, or mailed to the stockholder and, if any stockholder shall fail to designate such address, all corporate notices (whether served or delivered by the Secretary or any other person) may be served upon the stockholder by mail directed to such stockholder’s last known post office address.

7.4       Transfers of Shares. Transfers of shares of the Corporation shall be made on the books of the Corporation by the Secretary or any other officer thereunto duly authorized upon surrender of the certificate or certificates representing such shares. The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the GCL; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary, such fact shall be expressed in the entry of the transfer. Notwithstanding anything to the contrary contained in these By-Laws, the Corporation shall not be required or permitted to make any transfer of shares of the Corporation which violate the terms and provisions of any agreement restricting the transfer of shares of the Corporation to which the Corporation or any stockholder shall be a party; provided, however, that the restriction upon the transfer of the shares represented by any share certificate shall be set forth or referred to upon the certificate.

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7.5       Regulations. Subject to the provisions of this Article 7, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation.

7.6       Lost, Destroyed, and Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of any certificate thereof and the Board of Directors, in its discretion, may cause to be issued to such stockholder one or more new certificates upon surrender of each mutilated certificate or, in case of loss or destruction of any certificate, upon satisfactory proof of such loss or destruction. The Board of Directors, in its discretion, may require the owner of any lost or destroyed certificates or such stockholder’s legal representative to give the Corporation a bond, in such sum (not exceeding twice the value of such shares) and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

7.7       Fixing of Record Dates. The Board of Directors shall have the power to fix in advance a date, not more than sixty (60) nor less than ten (10) days, preceding the date of any meeting of stockholders, the date for the payment of any dividend or allotment of any right, the date when any change, conversion, or exchange of shares shall go into effect, or for the purpose of any other action, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, entitled to receive payment of any such dividend or allotment of any right, entitled to exercise the rights in respect to any such change, conversion, or exchange of shares, or entitled to participate in or be entitled to the benefit of any such other action. Whenever a record date has been so fixed, only stockholders of record on such date shall be entitled to notice of and to vote at such meeting, to receive payment of any such dividend or allotment of any right, to exercise such rights in respect to any such change, conversion, or exchange of shares, or to participate in or be entitled to the benefit of any such other action.

8.         Miscellaneous.

8.1       Dividends and Surplus. Subject to any restrictions imposed by the GCL, the Board of Directors from time-to-time, in its discretion, may fix and vary the amount of the working capital of the Corporation and determine what, if any, dividends shall be declared and paid to the stockholders out of the surplus of the Corporation. The Board of Directors, in its discretion, may use and apply any surplus in purchasing or acquiring any of the shares of the Corporation in accordance with law or any of its bonds, debentures, or other obligations, or from time-to-time may set aside from such surplus such sum or sums as it, in its absolute discretion, may deem proper as a reserve fund to meet contingencies or for equalizing dividends, for the purpose of maintaining or increasing the property or business of the Corporation or for any other purposes it may deem conducive to the best interest of the Corporation. All such surplus, until actually declared in dividends or used and applied as aforesaid, shall be deemed to be so set aside by the Board of Directors for one or more of said purposes.

8.2       Corporate Seal. The Corporation may, but is not required to have a corporate seal. If, however, the Board of Directors votes to approve the use of a corporate seal, it shall be in circular form, shall bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of Delaware and the year thereof, and shall otherwise be in such form as shall be approved from time-to-time by the Board of Directors.

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8.3       Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

8.4       Accountants. The Board of Directors of the Corporation shall, from time-to-time, designate the independent accountants of the Corporation.

8.5       Amendments. All By-Laws of the Corporation shall be subject to amendment, alteration, or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or any provision of applicable law may be made, by the stockholders or by the Board of Directors, except as otherwise expressly required by the GCL. Any By-Law adopted, amended, or repealed by the stockholders may be amended or repealed by the Board of Directors, unless the resolution of the stockholders adopting such By-Law expressly reserves the right to amend or repeal it to the stockholders.

8.6       Force and Effect. These By-Laws are subject to the provisions of the GCL and the Certificate of Incorporation, as the same may be amended from time-to-time. If any provision in these By-Laws is inconsistent with an express provision of the GCL or the Certificate of Incorporation, the conflicting provision of the GCL or the Certificate of Incorporation shall govern to the extent of such inconsistency.

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